Exhibit 10.1

FORM OF WAIVER OF CROSS-DEFAULT

This Waiver of Cross Default (this “Agreement”) is dated as of February 6, 2017, and is entered into by and among PositiveID Corporation, a Delaware corporation (the “Company”) and [  ] (the “Lenders”).

RECITALS

WHEREAS, the Company is indebted to the Lenders an aggregate principal and interest amount of $5.7 million (“Loans”) partially due and payable as of February 6, 2017. This comprises 96% of the Company’s outstanding convertible debt.

WHEREAS, the Company has received a notice of default from [Holder 1] and has been informed by [Holder 2] (collectively, the “Notifying Holders”) that they will also be delivering a notice of default, related to their outstanding convertible loans. The Notifying Holders’ loans have an aggregate principal and interest balance of $126 thousand, which comprises 2% of the Company’s outstanding convertible debt.

WHEREAS, the Lenders are willing to:

1.	forbear from enforcing any of their rights related to a cross default in any agreement between the Lenders and the Company related to the Holder 1 notice already delivered and the Holder 2 notice expected to be delivered.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver of Cross Default. Lenders hereby waive their rights or remedies to demand repayment of the Loans (“Forbearance Payment”), or any other remedy from the Company, related to a cross default created by the Holder 1 notice already delivered and the Holder 2 notice expected to be delivered.

2. Continuing Effect. Except as expressly provided herein, the Company hereby agrees that the Loans shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Lenders thereunder and under applicable law are hereby expressly reserved.

3. Miscellaneous.

(a)	Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)	This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)	This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any principals of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable actions or proceeding arising under or in connection with this Agreement shall be brought in the appropriate courts located in State of Delaware, and by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts and waives any defense that such court is not a convenient forum.

(d)	This Agreement shall be binding upon the Company, the Lenders and their respective successor and assigns, and shall inure to the benefit of the Company, the Lenders and their respective successors and assigns.

(e)	All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

4. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH OF THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PositiveID Corporation

By:
Name:	William J. Caragol
Title:	Chief Executive Officer

LENDER

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